UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-4731758 (I.R.S. Employer Identification No.)

Flat/RM 03-04 20/F Hutchison House 10 Harcourt Road, Central Hong Kong (Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement fi le number to which this form relates:

______________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of The Company’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.001 per share (“Common Stock”), of Takung Art Co., Ltd (the “Registrant”). The description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities” of the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-208209), as filed with the Securities and Exchange Commission on November 25, 2015, as supplemented and amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The Common Stock to be registered on this Form 8-A is to be listed on the NYSE MKT LLC. In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the NYSE MKT LLC and because the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 17, 2017	TAKUNG ART CO., LTD
(Registrant)

	By:	/s/ Di Xiao
Di Xiao
Chief Executive Officer